    As filed with the Securities and Exchange Commission on February 6, 1997

                                            Registration Statement No. 333-6328
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                       REGISTRATION STATEMENT ON FORM S-1
                        UNDER THE SECURITIES ACT OF 1933

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Florida                     6500                    65-0716464
        -------                     ----                    ----------
(State of Incorporation)    (Standard Industrial    (I.R.S. Employer I.D.Number)
                         Classification Code Number)


                           12408 North Florida Avenue
                                 Tampa, FL 33612
                                  813/935-9476
            (address and phone number of principal executive office)

                                Anthony A. Sutter
                      President and Chief Executive Officer
                Sterling Financial Services of Florida - I, Inc.
                           12408 North Florida Avenue
                                 Tampa, FL 33612
                                  813/935-9476
              (name, address and phone number of agent for service)

                                    Copy to:
                          Michael T. Williams, Esquire
                            Michael T. Williams, P.A.
                              3112 W. Kennedy Blvd.
                              Tampa, Florida 33609
                               Fax (813) 877-7725

                           ---------------------------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X] _____

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                      Proposed  maximum              Proposed
      Title of each             Amount being            offering price           maximum aggregate              Amount of
   class of Securities           registered                per Unit*                 offering                registration fee
   -------------------           ----------                ---------                 --------                ----------------
                                                                                       price
  Secured Promissory
         Notes                      9,900                   $1,000                   $9,900,000                 $3,000

    Total                                                                                                       $3,000

===============================================================================================================================

 *Stated only for the purpose of calculating registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The securities being registered hereby are to be offered on a continuous bases as provided under Rule 415.


                          [THE BALANCE OF THIS PAGE IS
                            INTENTIONALLY LEFT BLANK]







                                 --------------

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.

                              CROSS-REFERENCE SHEET

                      Pursuant to Item 501B, Regulation S-K

S-1 ITEM                                                 LOCATION IN PROSPECTUS
--------                                                 ----------------------

1.       Forepart of the Registration Statement and      Cover Page of Registration Statement and Outside
         Outside Front Cover Page of the Prospectus      Front Cover Page of Prospectus

2.       Inside Front and Outside Back Cover Page of     Inside Front and Outside Back Cover Pages of
         Prospectus                                      Prospectus

3.       Summary Information, Risk Factors and Ratio     Summary of the Offering, Risk Factors, Selected
         of Earnings to Fixed Charges                    Financial Information, Earnings to Fixed Charges

4.       Use of Proceeds                                 Sources and Uses of Proceeds

5.       Determination of Offering Price                 Not Applicable

6.       Dilution                                        Not Applicable

7.       Selling Security Holders                        Not Applicable

8.       Plan of Distribution                            Plan of Distribution, Underwriting

9.       Description of Securities to be Registered      Summary of the Offering, Description of Securities

10.      Interest of Named Experts and Counsel           Not Applicable

11.      Information with Respect to the Registrant

         (a)      Description of Business                Business, Management, The Corporation

         (b)      Properties                             Business

         (c)      Legal Proceedings                      Legal Proceedings

         (d)      Market for Common Equity and Related   Not Applicable
                  Stockholder Matters

         (e)      Financial Statements                   Financial Statements

         (f)      Selected Financial Data                Selected Financial Data

         (g)      Supplementary Financial Information    Not Applicable

         (h)      Management's Discussion and Analysis   Management's Discussion and Analysis and Results
                  and Results of Operations              of Operations



S-1 ITEM                                                 LOCATION IN PROSPECTUS
--------                                                 ----------------------

         (i)      Changes in and Disagreements with      Not Applicable
                  Accountants on Accounting and
                  Financial Disclosure

         (j)      Directors and Executive Officers       Management

         (k)      Executive Compensation                 Management

         (l)      Security Ownership of Certain          Security Ownership of Certain Beneficial Owners
                  Beneficial Owners and Management       and Management

         (m)      Certain Relationships and Related      Certain Relationships and Related Transactions
                  Transactions

12.      Disclosure of Commission Position on            Underwriting
         Indemnification for Securities Act Liabilities


     PRELIMINARY PROSPECTUS DATED FEBRUARY 6, 1997 SUBJECT TO COMPLETION

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                                   $9,900,000
                               9,900 SECURED NOTES
                                 $1,000 PER NOTE
                            MINIMUM PURCHASE: 2 NOTES

         Sterling Financial Services of Florida - I, Inc., a Florida corporation (the "Corporation"), was formed in January, 1997, to offer a unique package of financial services to the sub-prime mobile home industry, including originating, purchasing and refinancing for its own account retail mobile home installment sale contracts (the "Contracts") created in connection with the financing of primarily used as well as some new mobile homes (the "Homes"); selling Contracts to other lenders; and providing certain floor plan financing to mobile home dealers (the "Dealers") (collectively, the "Financing Activities"). In addition, the Corporation may also: (1) purchase, refurbish (if necessary) and lease or sell new or used Homes; (2) buy and improve land for development of mobile home parks (the "Parks"), or provide financing to others for such purpose; (3) buy and sell Parks; and (4) purchase other sub-prime financial companies in the mobile home lending business (collectively, the "Other Activities"). (The Financing Activities and the Other Activities are collectively referred to herein as the "Activities.")

         The Corporation is offering subscriptions for a maximum of 9,900 Secured Notes (the "Notes") in the principal amount of $1,000 each. The Notes will bear simple interest at the rate of 10.5% per annum, payable interest only monthly, with all principal and accrued interest, if any, due on July 30, 2002. Interest is calculated on the basis of a 365-day year (the "Calculation Basis") but is paid in 12 equal monthly installments, regardless of the number of days in each month (the "Payment Basis"), with any difference between interest determined on the Calculation Basis and the Payment Basis paid in the final installment due under the Notes. The Corporation will use the proceeds of this offering primarily for the Financing Activities. See "Sources and Uses of Proceeds." The Notes will be secured by a first lien on the assets ("Assets") acquired with the proceeds of the offering or other Assets ("Replacement Assets") acquired with funds obtained from the repayment, sale or refinancing of such Assets. (The Assets and the Replacement Assets are collectively referred to herein as the "Collateral.") The Notes are prepayable in whole or in part at any time without premium or penalty. There are limited sources of funds to make interest and principal payments due on the Notes. See "Risk Factors" and "Description of Securities."

         The minimum purchase is 2 Notes. There is no minimum offering. There are certain suitability standards for Investors. See "Suitability Standards: Who Can Invest?"

         The price and amount of Notes offered by the Corporation has been established arbitrarily and bears no relationship to its asset value, book value, net worth or any other established criteria of value.

         A NOTE HOLDER WILL NOT ACQUIRE OR OBTAIN ANY BENEFITS WHICH MIGHT ACCRUE THROUGH AN EQUITY INTEREST IN THE CORPORATION BY A PURCHASE OF THE NOTES.

         No public or other market for the Notes exists and there can be no assurance that one may develop in the future.

         THIS OFFERING INVOLVES CERTAIN RISK FACTORS. SEE "RISK FACTORS" LOCATED AT PAGES 11 TO 18 OF THIS PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY STATE SECURITIES AGENCY PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=======================================================================================================================
                                                          Underwriting Discounts and                     Proceeds to
                                 Price to Public           Commissions  (1)(2)(3)(4)                    Corporation(5)

Per Note                            $      1,000                  $      70                            $        930
Total Maximum                       $  9,900,000                  $ 693,000                            $  9,207,000
=======================================================================================================================

(1) The Notes are being offered on a "best-efforts" basis through Southern Capital Securities, Inc. (the "Managing Dealer") and other Dealers ("Participating Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). See "Underwriting."

(2) The Corporation has agreed to indemnify the Managing and Participating Dealers against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(3) The Corporation will pay the Managing Dealer 7% of the offering price ($70 per Note), a portion of which may be reallowed to Participating Dealers. See "Underwriting."

(4) This amount does not include reimbursement to the Managing Dealer for actual due diligence expenses in an amount up to .5% per Note ($5 per Note) and payment to the Managing Dealer of a Non-Accountable Expense Allowance not to exceed 1% of the offering price per Note ($10 per Note) for all Notes sold in the offering, a portion of the foregoing which may be reallowed to Participating Dealers. This amount also does not include payment to the

         Managing Dealer of a Managing Dealer Fee of 2% of the offering price ($20 per Note) for all Notes sold in the offering. See "Underwriting."

(5) This is before deducting other expenses of issuance and distribution payable by the Corporation in connection with this offering. The Corporation will pay from the proceeds of this offering all of such expenses, estimated to be $148,500. These expenses are in addition to the $49,500 (Maximum) due diligence reimbursement, the $99,000 (Maximum) Non-Accountable Expense Allowance and the $198,000 (Maximum) Managing Dealer Fee. See "Sources and Uses of Proceeds" and "Underwriting."

                        SOUTHERN CAPITAL SECURITIES, INC.
                    13902 North Dale Mabry Highway, Suite 118
                                 Tampa, FL 33618
                                  813/962-3335

              THE DATE OF THIS PROSPECTUS IS _______________, 1997.

         If the Corporation does not terminate the offering earlier, which in the sole discretion of Management it may, the offering of Notes will continue until the Corporation raises an aggregate of $9,900,000, provided that the offering period for all Notes of the Corporation will not exceed 24 months from the date of this Prospectus. The Termination Date may not be extended.

         No notice will be given if the Notes are prepaid. The Notes, if prepaid, will be paid at par without premium or penalty.

         The Notes are being offered subject to prior sale, withdrawal, cancellation or modification of the offer, including its structure, terms and conditions, without notice. The Corporation reserves the right, in its sole discretion, to reject, in whole or in part, any offer to purchase the Notes. See "Underwriting."

         UNTIL THE TERMINATION OF THIS OFFERING, AND IN ANY EVENT 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES TO WHICH THIS PROSPECTUS RELATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         No dealer, salesman or other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus or in literature issued by the Corporation, or, if authorized by the Corporation, the Participating Dealers (which literature shall not be deemed to be a part of this Prospectus). No person associated with this offering or the Corporation has been sponsored, recommended, or approved, nor has his abilities or qualifications in any respect been passed upon by any state or any agency or officer of any state or by the United States or any agency or officer of the United States. This Prospectus does not constitute an offer or solicitation in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Corporation since the date thereof; however, if any material change in the Corporation's affairs occurs at any time when this Prospectus is required to be delivered, this Prospectus will be amended or supplemented.

         The Corporation intends to sell the Notes in this offering only in the states in which the offering is qualified. An offer to purchase may only be made and the purchase of the Notes may only be negotiated and consummated in such states. The Subscription Agreement for the Notes must be executed, and the Notes may only be delivered in such states. Resale or transfer of the Notes may be restricted under state law. See "Risk Factors - No Market for Notes" and " - Transferability of Notes."

         NEITHER THESE SECURITIES NOR THE CORPORATION HAVE BEEN GUARANTEED, SPONSORED, RECOMMENDED, OR APPROVED BY THE STATE OF FLORIDA OR ANY AGENCY OR OFFICER OF THE STATE OF FLORIDA OR BY THE UNITED STATES OR ANY AGENCY OR OFFICER OF THE UNITED STATES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         No public or other market for the Notes exists and there can be no assurance that one may develop in the future. Accordingly, the Notes should be purchased only to be held to term, because Note Holders may not be able to liquidate or otherwise utilize their investment in the event of an emergency or for any other reason. See "Risk Factors."


                             ADDITIONAL INFORMATION

         The Corporation has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, its amendments and exhibits. For further information pertaining to the Notes offered hereby, and the Corporation, reference is made to the Registration Statement, including the exhibits, filed therewith or incorporated by reference as a part thereof. Statements in this Prospectus concerning the contents of any contract or other document referred to are not necessarily complete. Where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. The Registration Statement may be inspected and copied at the Commission's Washington, D.C. office at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Northeast Regional Office, Midwest Regional Office and Atlanta Regional Office at the following addresses: 7 World Trade Center, Suite 1300, New York, NY 10048, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and 3475 Lenox Road, N.E., Suite 1000, Atlanta GA 30326-1232,
respectively. The Registration Statement also may be inspected but not copied at the Commission's Atlanta, Georgia office. Further, copies can be obtained at prescribed rates from the Washington, D.C. office. Exchange Act reports may be inspected and copied at the Commission's Washington, D.C. office and Northeast and Midwest Regional Offices and may be obtained at prescribed rates from the Commission's Washington, D.C. office.

                             REPORTS TO NOTE HOLDERS

         The Corporation intends to distribute to the Note Holders annual reports containing financial statements that have been examined and reported on by an independent certified public accountant. The Corporation may furnish such other reports as the sole Director may deem necessary to inform the Note Holders of major developments concerning the Corporation.

                     SUITABILITY STANDARDS: WHO CAN INVEST?

         Notes will only be sold to a person who makes the required minimum purchase and represents in writing that he has either: (i) a minimum annual gross income of at least $30,000 and a net worth of $30,000 (exclusive of home, home furnishings and automobiles); or (ii) a net worth of $75,000 (exclusive of home, home furnishings and automobiles); or (iii) that he is purchasing in a fiduciary capacity for a person who (or for an entity which) meets such conditions. In the case of sales to fiduciary accounts, the suitability standards must be satisfied by the beneficiary; however, where the fiduciary is the donor of funds used for investment in the Corporation, the fiduciary and not the beneficiary must meet the standards set forth above. Certain states may impose higher suitability standards which an Investor must satisfy. See "State Suitability Standards," Exhibit A.

         All Participating Dealers will make reasonable inquiry to assure that there is compliance with these suitability standards, and the Corporation will not accept subscriptions from any person who does not represent in the Subscription Agreement that he meets such standards.

         No transfers will be permitted of less than the minimum permitted purchase, nor may an investor transfer, fractionalize or subdivide Notes so as to retain less than such minimum purchase.

         The reasons for establishing these standards include the relative lack of liquidity of Notes and certain risk factors associated with an investment in the Notes. See "Risk Factors."

                          [THE BALANCE OF THIS PAGE IS
                            INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

I.    PROSPECTUS                                                             PAGE
                                                                             ----

Additional Information                                                          v

Reports to Note Holders                                                        vi

Suitability Standards:  Who Can Invest?                                        vi

Summary of the Offering                                                         9

The Corporation                                                                10

Risk Factors                                                                   11

Sources and Uses of Proceeds                                                   19

Business                                                                       21

Management                                                                     28

Certain Relationships and Related Transactions                                 28

Security Ownership of Certain Beneficial Owners and Management                 29

Management's Discussion and Analysis and Results of Operations                 30

Description of Securities                                                      30

Underwriting                                                                   35

Indemnification                                                                36

Transferability of Notes                                                       36

Plan of Distribution                                                           36

Sales Material                                                                 36

Legal Matters                                                                  37

Legal Proceedings                                                              37

Experts                                                                        37


                                                                             PAGE
                                                                             ----

Financial Statements                                                          F-1

II.   EXHIBITS

A.       State Suitability Standards                                          A-1

B.       Subscription Agreement                                               B-1


                             SUMMARY OF THE OFFERING

         The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.

THE CORPORATION

         The Corporation was formed under the laws of the State of Florida in January, 1997, with its principal place of business at 12408 North Florida Avenue, Tampa, Florida 33612, telephone (813) 935-9476.

THE NOTES AND THE OFFERING

         The Corporation is offering subscriptions for a maximum of 9,900 Secured Notes (the "Notes") in the principal amount of $1,000 each. The Notes will bear simple interest at the rate of 10.5% per annum, payable interest only monthly, with all principal and accrued interest, if any, due on July 30, 2002. Interest is calculated on the basis of a 365-day year (the "Calculation Basis") but is paid in 12 equal monthly installments, regardless of the number of days in each month (the "Payment Basis"), with any difference between interest determined on the Calculation Basis and the Payment Basis paid in the final installment due under the Notes. The Corporation will use the proceeds of this offering primarily for the Financing Activities. See "Sources and Uses of Proceeds." The Notes will be secured by a first lien on the assets ("Assets") acquired with the proceeds of the offering or other Assets ("Replacement Assets") acquired with funds obtained from the repayment, sale or refinancing of such Assets. (The Assets and the Replacement Assets are collectively referred to herein as the "Collateral.") The Notes are prepayable in whole or in part at any time without premium or penalty. There are limited sources of funds to make interest and principal payments due on the Notes. See "Risk Factors" and "Description of Securities."

         The minimum purchase is 2 Notes. There is no minimum offering. There are certain suitability standards for Investors. See "Suitability Standards: Who Can Invest?"

BUSINESS

         Sterling Financial Services of Florida - I, Inc., a Florida corporation (the "Corporation"), was formed in January, 1997, to offer a unique package of financial services to the sub-prime mobile home industry, including originating, purchasing and refinancing for its own account retail mobile home installment sale contracts (the "Contracts") created in connection with the financing of primarily used as well as some new mobile homes (the "Homes"); selling Contracts to other lenders; and providing certain floor plan financing to mobile home dealers (the "Dealers") (collectively, the "Financing Activities"). In addition, the Corporation may also: (1) purchase, refurbish (if necessary) and lease or sell new or used Homes; (2) buy and improve land for development of mobile home parks (the "Parks"), or provide financing to others for such purpose; (3) buy and sell Parks; and (4) purchase other sub-prime financial companies in the mobile home lending business (collectively, the "Other Activities"). (The Financing Activities and the Other Activities are collectively referred to herein as the "Activities.")

RISK FACTORS

     An investment in the Notes involves various risks. See "Risk Factors."


                         SELECTED FINANCIAL INFORMATION

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                                JANUARY 10, 1997

         Assets. . . . . . . . . . . . . . . . . . . . . . . . . . $1,000
         Liabilities . . . . . . . . . . . . . . . . . . . . . . . $    0
         Net Worth . . . . . . . . . . . . . . . . . . . . . . . . $1,000


                                 THE CORPORATION

         The Corporation was formed under the laws of the State of Florida in January, 1997, with its principal place of business at 12408 North Florida Avenue, Tampa, Florida 33612, telephone (813) 935-9476.

         Sterling Financial Services of Florida - I, Inc., a Florida corporation (the "Corporation"), was formed in January, 1997, to offer a unique package of financial services to the sub-prime mobile home industry, including originating, purchasing and refinancing for its own account retail mobile home installment sale contracts (the "Contracts") created in connection with the financing of primarily used as well as some new mobile homes (the "Homes"); selling Contracts to other lenders; and providing certain floor plan financing to mobile home dealers (the "Dealers") (collectively, the "Financing Activities"). In addition, the Corporation may also: (1) purchase, refurbish (if necessary) and lease or sell new or used Homes; (2) buy and improve land for development of mobile home parks (the "Parks"), or provide financing to others for such purpose; (3) buy and sell Parks; and (4) purchase other sub-prime financial companies in the mobile home lending business (collectively, the "Other Activities"). (The Financing Activities and the Other Activities are collectively referred to herein as the "Activities.")

                          [THE BALANCE OF THIS PAGE IS
                            INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

         A purchase of the Notes issued by the Corporation involves various risk factors, including, but not limited to, those set forth below. Prospective Investors should consider these risk factors before making a decision to purchase the Notes.

1.       SUB-PRIME BORROWERS

         Most of the mobile home purchasers in the sub-prime market segment are hourly wage-earners with little or no personal savings. In most cases such purchasers' ability to remit payments as required by the terms of the Contracts is entirely dependent on their continued employment, and job losses will quickly result in defaults on their consumer debts. A prolonged economic recession resulting in widespread unemployment in this wage-earning sector could cause a significant rise in delinquencies and charge-offs, which could adversely affect the Corporation.

2.       INDUSTRY TRENDS

         Over the past several years, lenders in the sub-prime market have experienced increased rates of delinquency, default and credit losses. Management believes this is due in part to the maturation of the young sub-prime lending industry, the current weakening trend of the consumer credit market, attempts by lenders which lack effective knowledgeable management to determine the correct balance between risk and reward, and the effect of additional competition on the marketplace. If these trends continue, the Corporation may experience credit losses, with potential adverse effects on the Note Holders. See "Business."

3.       COMPETITION

         Although there is some competition in the mobile home finance business, the Corporation believes that there are few competitors providing financing to sub-prime purchasers of Homes. The sub-prime market is highly fragmented and, to date, is served by only a few non-traditional consumer finance sources. Because the Corporation provides financing to borrowers who do not qualify for traditional financing, the Corporation does not believe that it competes with most commercial banks, savings and loans, credit unions and other consumer lenders that apply more traditional lending criteria to the credit approval process. Historically, these traditional sources of mobile home financing (some of which are larger and have significantly greater financial resources) have not served the Corporation's sub-prime market segment to any significant extent. However, if these and other companies expand their activities in the market served by the Corporation, the competition for suitable Contracts in that market will continue to intensify, which could have an adverse effect on the Corporation. See "Business - Mobile Home Finance Industry - Sub-Prime Market Segment" and "Business - Competition."

4.       NO OPERATING HISTORY

         The Corporation has had no significant operations since inception. The success of the Corporation and its ability to make payments to the Note Holders is dependent upon the extent to which the Corporation is able to conduct successfully its Activities, particularly the origination or acquisition of Contracts. There is no assurance that the Corporation will be able to conduct its Activities to provide sufficient proceeds to make payments to Note Holders.

5. ANTICIPATED RESULTS OF CONTINUING OPERATIONS; PAYMENT OF INTEREST FROM OFFERING PROCEEDS

        The Corporation anticipates experiencing negative interest income and net operating losses in the initial stages of operation. These losses would primarily be the result of the delay between the time subscription proceeds are received from investors and the time the Corporation commences to receive interest payments under the Contracts acquired with such funds or other revenues from its Activities. Thus, in the initial stages of the Corporation's operation, interest accrued and paid on the Notes will exceed revenues from Activities. As the proceeds of the offering become fully invested, the Corporation anticipates receiving interest payments on the Contracts significantly in excess of interest which will accrue on the Notes.

         An amount up to one year's aggregate interest payment on all outstanding Notes at the close of this offering (Maximum of $1,039,500) may be paid from the proceeds of this offering.

6.       CHANGES IN PROGRAMS, PRODUCTS, POLICIES AND PROCEDURES

         Factors such as increased competition in the industry and other industry trends, as well as other factors, may cause the Corporation from time to time to review and change its financing programs, products and services offered, and other business policies and procedures. To the extent there are future changes in these areas, the Corporation may originate or acquire Contracts or be subject to other circumstances which increase the risk of loss to Note Holders. The Corporation will continually review these areas and reserves the right to change any criteria related thereto described herein or otherwise as it deems appropriate. See "Business Changes in Programs, Products, Policies and Procedures."

7.       SPECIFIC RISKS APPLICABLE TO AN INVESTMENT IN THE NOTES

         a.       LIMITED SOURCES OF PAYMENT ON THE NOTES

                  There are limited sources of payment of interest and principal on the Notes. There is no assurance that sufficient funds will be available, particularly if the source thereof is a sale or refinancing of the Notes. There is no sinking fund for payment of principal or interest on the Notes.

                  Note Holders will have a security interest in the Collateral which is pledged as Collateral for Notes. There is no assurance that the value of this Collateral, if liquidated upon an Event of Default on the Notes, would be sufficient to repay all amounts due thereon. Some of the proceeds of this offering may be used for purposes other than the origination or acquisition of Contracts or other Activities which result in underlying Collateral which would be pledged as security for the Notes. See "Business." This lessens the amount of Collateral available upon a default under the Notes. The Corporation will have to operate at a profit to generate sufficient funds to offset these expenditures to be able to make principal and interest payments on the Notes when due. See "Sources and Uses of Proceeds" and "Description of Securities." Holders of Notes are required under the Security Agreement to proceed against and liquidate all the Contracts and other Collateral before looking to any other assets of the Corporation.

         If sufficient funds are not available, the repayment of all or part of the interest or principal on the Notes may be delayed or never be made.

    b. POSSIBLE LOSS OF PERFECTED SECURITY INTEREST IN AND PRIORITY CLAIM ON THE COLLATERAL

         Under certain limited circumstances, the security interest may become unperfected subsequent to the Corporation's acquisition of the Collateral. See "Business." If such security interest were not perfected, the Note Holders would not have a priority claim on the Collateral and would, in effect, be treated as any unsecured creditor of the Corporation.

         The Note Holders' security interest in the Collateral may also be adversely affected by a number of Federal and state laws, including the Uniform Commercial Code as in effect in the various states, Federal Bankruptcy Code, numerous Federal and state consumer protection laws, laws which apply when a Home is moved to a state other than the state in which it is initially registered, and liens for unpaid taxes under the Internal Revenue Code of 1986. All of the foregoing could cause the Note Holders to lose a priority claim on the Collateral, even if they have a perfected security interest thereon. See "Business."

         Upon an Event of Default under the Notes, if the Note Holders did not have a priority claim on the Collateral through perfection of their security interest, or if they lose a priority claim on the Collateral, their ability to sell the Collateral and use the proceeds to repay the Notes would be adversely affected as other creditors would have an equal, or in some cases a superior, claim to the Collateral, and Note Holders could suffer a partial or total loss of principal and unpaid interest on the Notes.

    c.   NO RATING OF THE NOTES

         The Notes will not be rated by any rating agency.

    d.   NON-SELF-AMORTIZING LOANS

         The Notes do not provide for the amortization of any of the principal amount prior to maturity. Such Notes involve greater risks than loans in which the principal amount is amortized over the term of the loan because the ability of the Corporation to repay at maturity the outstanding principal amount of such loans is dependent upon the Corporation's ability to operate at a profit, including collecting all principal and interest due on the Contracts.

     e.  PREPAYMENT OF NOTES

         The Corporation may prepay the Notes in whole or in part at any time without notice, premium or penalty. If the Notes are prepaid before maturity, Note Holders may not be able to originate or acquire investments paying the same or greater return at the time of prepayment, which could result in the Note Holders receiving less income during the period from origination or acquisition to stated maturity date of the Notes than had been anticipated at the time of acquiring the Notes.

     f.  LOSS ON NOTES

         If a Note Holder suffers a loss on his Notes, it may be treated as a capital rather than an ordinary loss, which may affect the manner in which such loss may be utilized for tax purposes.

     g.  NO INTEREST IN THE CORPORATION

         A NOTE HOLDER WILL NOT ACQUIRE OR OBTAIN ANY BENEFITS WHICH MIGHT ACCRUE THROUGH AN EQUITY INTEREST IN THE CORPORATION BY A PURCHASE OF NOTES. NOTE HOLDERS HAVE NO ABILITY TO VOTE ON CORPORATE MATTERS OR OTHERWISE INFLUENCE MANAGEMENT OF THE CORPORATION.

     h.  CONTRACTS OUTSTANDING AT MATURITY DATE OF THE NOTES

         Management believes that a substantial portion of the Contracts will generally be renewed or repaid before contractual maturity dates. However, the Corporation intends to originate or acquire Contracts with maturity dates of up to 180 or more months. Thus, the Corporation may have a significant number of outstanding Contracts at the maturity date of the Notes. If the Corporation is not able to sell or refinance its portfolio of Contracts at the maturity date of the Notes, the Corporation could default on repayment of the Notes, and repayment of amounts due on the Notes may be delayed or impaired. See "Business."

     i.  FLUCTUATIONS IN QUALITY AND VALUE OF COLLATERAL

         The Collateral securing the Notes may fluctuate in quality and value as the Corporation replaces Collateral due to sale, refinancing or similar reasons, because Borrowers under the Replacement Collateral may be more or less creditworthy or the nature of the Replacement Collateral may be less liquid or depreciate faster than the Collateral which it replaced. These fluctuations may adversely affect the aggregate value of the Collateral, which may reduce the funds available in the event of a default on the Notes and thereby increase the risk of loss to Note Holders upon default.

    j.   NO SINKING FUND FOR REPAYMENT OF THE NOTES

         There is no sinking fund for payment of principal or interest on the Notes. Thus, there is less security for the repayment of Notes upon default than if there was such a fund.

8.  NO MARKET FOR AND LIMITED TRANSFERABILITY OF NOTES

         No public or other market for the Notes exists and there can be no assurance that one may develop in the future. Because there is a lack of a market for the Notes, Note Holders should purchase the Notes only as a long-term investment, as they may not be able to liquidate their investment in the Notes in the event of an emergency or for any other reason.

9.  REGULATION

         The Corporation's business, particularly its Finance Activities, is subject to regulation and licensing under various federal, Florida and local statutes, regulations and ordinances. These laws, rules and regulations: (i) limit the interest rate and other charges that may be imposed by, or prescribe certain other terms of, the Contracts that the Corporation purchases; and (ii) define the Corporation's rights to repossess and sell collateral. There is no assurance that the consumer finance laws under which the Corporation operates will not become more restrictive, which could reduce the Corporation's cash flow and thereby its ability to make payments on the Notes.

         The Corporation is required to be licensed to conduct its Finance Activities.

         The Corporation is subject to numerous federal laws, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act and the rules and regulations promulgated thereunder, and certain rules of the Federal Trade Commission. These laws require the Corporation to provide certain disclosures to applicants, prohibit misleading advertising and protect against discriminatory financing or unfair credit practices. The Truth in Lending Act and Regulation Z promulgated thereunder require disclosure of, among other things, the terms of repayment, the final maturity, the amount financed, the total finance charge and the annual percentage rate charged on each retail installment contract. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants (including retail installment contract obligors) on the basis of race, color, sex, age or marital status. Under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the objection. The Fair Credit Reporting Act requires the Corporation to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. The rules of the Federal Trade Commission limit the types of property a creditor may accept as collateral to secure a consumer loan and its holder in due course rules provide for the preservation of the consumer's claim and defenses when a consumer obligation is assigned to a subject holder. The Credit Practices Rule of the Federal Trade Commission imposes additional restrictions on loan provisions and credit practices.

10.      SECURITIES LAW LIABILITIES

         Management of the Corporation have in the past and may in the future organize offerings of similar investment programs. Such programs may not be registered or qualified under federal or state securities laws. There is no assurance that Management may not incur liabilities in the future or as a result of such activities, in which event they may not be able to carry out the management functions under the Servicing Agreement, which may affect the Corporation's ability to make payments to Note Holders. See "Business - Relationship with Servicing Company."

11.      ARBITRARY DETERMINATION OF OFFERING PRICE OF NOTES

         The price and amount of Notes offered by the Corporation has been established arbitrarily and bears no relationship to its asset value, book value, net worth or any other established criteria of value or to the earning potential of the Corporation or the Notes.

12.      GENERAL RISKS

         a.       SIZE OF OFFERING

                  The Corporation will be funded with the proceeds from the sale of the Notes. In the event the Corporation sells less than the 9,900 Notes offered hereunder, there will be a smaller and less diversified portfolio of Contracts as collateral and Note Holders will bear a higher proportional share of Organizational Costs per Note, thereby reducing the net proceeds available for purchase of Contracts, and Note Holders may have an increased risk of loss. See "Sources and Uses of Proceeds."

         b.       CONCENTRATION

                  Depending on the amount of Net Proceeds actually raised, the Corporation may only be able to originate or acquire a limited Amount of Collateral. The Corporation intends to limit its operations to Florida. The resulting lack of diversity in the geographic area in which the Corporation operates and the amount and type of Collateral may increase the risk of loss to the Corporation and the Note Holders.

         c.       INVESTMENT OF PROCEEDS

                  The success of the Corporation, in large part, depends on its ability to keep its assets continuously invested. If the Corporation cannot locate sufficient acceptable investments on a timely basis, the Corporation may be unable to keep the maximum anticipated percentage of its assets so invested, which may result in lower rates of return from the investment of its assets in other permitted investments. This may reduce the funds available to make payment of interest and principal on the Notes.

         d.       NO CONTRACTS IDENTIFIED

                  The uncertainty and risk of an investment in the Notes is increased to the extent that investors are unable to evaluate for themselves the economic merit of the Contracts or other assets to be acquired to be identified. Although the Corporation is currently seeking suitable Contracts and other assets, no agreement or understanding has been reached for any specific Contracts or assets. Investors must depend solely upon the ability of Management with respect to the selection of Contracts and other assets. See "Management." There can be no assurance that the Corporation will be successful in using all of the proceeds of the offering to originate or acquire Contracts or other assets. The inability of the Corporation to find suitable Contracts or other Assets to acquire with the proceeds of this offering may result in delays in investment of such proceeds and in the receipt by investors of a return, if any, from such investments.

         e.       FIXED EXPENSES

                  Operating expenses of the Corporation, including certain compensation which may be paid to Management, must be met regardless of the Corporation's profitability. See "Business" and "Management." Accordingly, it is possible that the Corporation may be required to borrow funds or liquidate a portion of its investments in order to pay its expenses or to make the required payments to Note Holders. There can be no assurance that such funds will be available to the extent, and at the time, required by the Corporation.

         f.       INVESTMENT COMPANY ACT OF 1940

                  The sole Director intends to conduct the operations of the Corporation so that it will not be subject to regulation under the Investment Company Act of 1940. Among other things, he will attempt to monitor the proportion of the Corporation's portfolio which is placed in various investments so that the Corporation does not come within the definition of an investment company under such Act. As a result, the Corporation may have to forego certain investments which would produce a more favorable return to the Corporation.

13. RELIANCE ON AND EXPERIENCE OF MANAGEMENT AND SERVICING COMPANY; NO VOTING RIGHTS

         The Corporation's day-to-day affairs will be administered entirely through and decisions thereto will be made exclusively by the Servicing Company, which has the same management as that of the Corporation. The success of the Corporation will, to a large extent, depend on the quality of services provided by Mr. Sutter and the Servicing Company's employees. As of the date of this Memorandum, there was only one employee of the Corporation, Mr. Sutter, and only one other employee of the Servicing Company in addition to Mr. Sutter. The loss of the services of Mr. Sutter could materially adversely affect the business of the Corporation. There is no employment agreement with Mr. Sutter. There is no "key man" insurance on the life of Mr. Sutter. The Servicing Company will need to hire additional employees to fulfill its duties under the Servicing Agreement with the Company. There is no assurance that such personnel can be located, or located on a timely basis, with potential adverse consequences to Note Holders.

         Note Holders have no voting rights and no right or power to take part in the management of the Corporation or the Servicing Company Accordingly, no person should purchase any of the Notes offered hereby unless he is willing to entrust all aspects of the management and control of the business of the Corporation to the Servicing Company and the Corporation, and their officers, directors and employees. See "Management."

         The Servicing Agreement may be terminated by either party without cause upon 15 days' notice. If the Servicing Agreement is terminated, the Corporation will have to locate replacement personnel or another servicing company. There is no assurance that such personnel or company could be located, or located on a timely basis, with potential adverse consequences to Note Holders.

14. COMPETITION BY THE CORPORATION WITH OTHER AFFILIATED CORPORATIONS; CONFLICTS OF INTEREST

         Anthony A. Sutter, the sole officer and director of the Corporation and the Servicing Company, may engage for his own account, or for the account of others, including other public or private entities, in other business ventures, some of which may have the same investment objectives as the Corporation, and neither the Corporation nor the Note Holders shall be entitled to any interest therein.

         Mr. Sutter will devote only so much of his time to the business of the Corporation as in his judgment is reasonably required. Mr. Sutter will have conflicts of interest in allocating management time, services and functions between the Corporation and any future entities which he may organize, as well as other business ventures in which he is involved. Mr. Sutter believes that he will be able to retain sufficient staff personnel to be fully capable of discharging his responsibilities to all entities he has organized.

        A potential conflict of interest concerning loan origination and acquisition may arise because it is anticipated that the Servicing Company will provide similar services to future entities ("Affiliated Entities") formed by Management and their affiliates which are engaged in businesses similar to that of the Corporation. Any such conflicts will be resolved on a subjective, case-by-case basis in a manner in which Management believes to be in the best interest of each entity

15.      INCREASE IN TRUSTEE REIMBURSEMENT UPON THE OCCURRENCE OF AN EVENT OF
         DEFAULT

         The Indenture of Trust provides that, in addition to the fee of $500 per year to be paid to the Trustee, upon the occurrence of an Event of Default, as defined in the Indenture of Trust or Security Documents, the Trustee will receive an additional fee of $75 per hour for time incurred in rendering his duties as Trustee. If such an Event of Default occurs, there is no assurance that the Trustee will not be required to expend a significant amount of time in exercising his duties as Trustee, and the resulting compensation paid to the Trustee will reduce funds available to satisfy the Notes.

                          SOURCES AND USES OF PROCEEDS

         The following table sets forth the estimated application by the Corporation of the anticipated proceeds of the sale of Notes.


                                                                                               Maximum
                                                                                            -------------
                                                                                            (9,900 Notes)

                                                                                    AMOUNT                   PERCENT
                                                                                    ------                   -------

Purchase or Origination of Contracts and Interest on the Notes (1)              $6,737,000                     68.0%

Floor Plan Financing (2)                                                         1,000,000                     10.1

Estimated Initial Expenses Related to Purchase or Origination of                   600,000                      6.1
Contracts (3)

Purchase and/or Lease of Equipment (4)                                              75,000                       .8

Working Capital Reserve (5)                                                        300,000                      3.0

Sales Commissions and Concessions (6)                                              693,000                      7.0

Due Diligence Reimbursement, Non-Accountable Expense Allowance and                 346,500                      3.5
Managing Dealer Fee (7)

Other Organizational and Offering Expenses (8)                                     148,500                      1.5
                                                                                ----------                     ----


TOTAL USES OF PROCEEDS                                                          $9,900,000                      100%
                                                                                ==========                     ====

----------------------------

(1) To the extent these funds are not used for this purpose, they will be available for other aspects of the Corporation's business. See "Business." Further, an amount up to $1,039,500 for aggregate interest payments on all outstanding Notes (assuming all Notes are sold) may be paid from the proceeds of this offering. See "Risk Factors."

(2) To the extent these funds are not used for this purpose, they will be available for other aspects of the Corporation's business. See "Business."

(3) Until the Corporation generates Cash Flow in excess of operating expenses including interest payments due under the Notes, offering proceeds will be used to make payments under the Servicing Agreement. See "Business."

(4) This amount will be used for the purchase and/or lease of office space, office equipment, trucks and automobiles.

(5) This amount is available for payment of operating expenses other than interest on the Notes.

(6) The Corporation will pay the Managing Dealer a selling commission of 7.0% of the offering price ($70 per Note) for all Notes sold. See "Underwriting."

(7) This amount includes reimbursement for actual due diligence expenses which may be paid to the Managing Dealer in an amount up to .5% per Note ($5 per Note), payments which may be made to Managing Dealer by the Corporation as a Non-Accountable Expense Allowance not to exceed 1.0% of the offering price per Note ($10 per Note) and a Managing Dealer Fee in an amount up to 2% ($20 per Note) to Managing Dealer. See "Underwriting."

(8) This amount ("Amount") includes legal, accounting, printing and other offering costs and is in addition to the amounts referred to in footnotes 6 and 7 above. The Corporation will pay from the proceeds of this offering all of such Amount, estimated to be $148,500 (Maximum Offering).

         If less than the Maximum Offering is sold, the proceeds will used for any of the purposes set forth above as determined in the best interest of the Corporation by its management.

         The Corporation believes it will be able to satisfy its cash requirements for the foreseeable future if it does not expand its business by acquiring additional Contracts. However, in order for the Corporation to continue to expand its dealer base and portfolio of Contracts, the Corporation must secure additional capital resources, including additional debt or equity offerings and institutional financing, such as a line of credit. No assurance can be given that additional capital resources will be available through such sources, or available on reasonable terms. Management does not believe that Investors in this offering will be adversely affected if the Corporation is not able to expand its business by securing additional capital resources.

                            [THE BALANCE OF THIS PAGE
                          IS INTENTIONALLY LEFT BLANK]

                                    BUSINESS

         Sterling Financial Services of Florida - I, Inc., a Florida corporation (the "Corporation"), was formed in January, 1997, to offer a unique package of financial services to the sub-prime mobile home industry, including the following:

         - Originating, purchasing and refinancing for its own account retail mobile home installment sale contracts (the "Contracts") created in connection with the financing of primarily used as well as some new mobile homes (the "Homes").

         -        Selling Contracts to other lenders.

         - Providing certain floor plan financing to mobile home dealers (the "Dealers").

In addition, the Corporation may also:

         - Purchase, refurbish (if necessary) and lease or sell new or used Homes.

         - Buy and improve land for development of mobile home parks (the "Parks"), or provide financing to others for such purpose.

         -        Buy and sell Parks.

         - Purchase other sub-prime financial companies in the mobile home lending business.


MOBILE HOME FINANCE INDUSTRY

         The mobile home industry is estimated by Management to be at least a $40 billion market for all outstanding mobile home installment credit, of which a significant portion is estimated to be sub-prime credit.

         SUB-PRIME MARKET SEGMENT

         The Corporation operates in the sub-prime segment of the mobile home finance market, focusing on financing used Homes sold to sub-prime borrowers. Although Contracts financed in this market segment have higher yields, they also present greater risk of default and loss.

          A sub-prime borrower is a purchaser of a Home who does not qualify for traditional "A" or "Prime" credit, which in general means that the borrower does not have all of the following characteristics: (i) a long credit history and no defaults, (ii) at his/her current job for at least 18 months, (iii) can easily finance a Home through a traditional financial institution, such as a bank, (iv) usually a homeowner, and (v) typical risk of loan loss is less than 3% and whose typical cost of credit is prime plus 1% to 3%. Sub-prime borrowers are rated "B," "C" or "D," based upon the degree of variance from the foregoing characteristics.

         COMPETITION

         Although there is some competition in the mobile home finance business, the Corporation believes that there are few competitors providing financing to sub-prime purchasers of Homes. The sub-prime market is highly fragmented and, to date, is served by only a few non-traditional consumer finance sources. Because the Corporation provides financing to borrowers who do not qualify for traditional financing, the Corporation does not believe that it competes with most commercial banks, savings and loans, credit unions and other consumer lenders that apply more traditional lending criteria to the credit approval process. Historically, these traditional sources of mobile home financing (some of which are larger and have significantly greater financial resources) have not served the Corporation's sub-prime market segment to any significant extent. However, if these and other companies expand their activities in the market served by the Corporation, the competition for suitable Contracts in that market will continue to intensify, which could have an adverse effect on the Corporation. See "Risk Factors."

         In connection with the origination or acquisition of Contracts, the Corporation will encounter significant competition from persons or entities which may have objectives similar in whole or in part to those of the Corporation. Most of such competitors may be substantially better financed and have reputations and public awareness of their operations which are more widely known and accepted. The pressure of such competition may require that the Corporation pay more for Contracts it originates or acquires or to originate or acquire Contracts of lesser quality, which could reduce or eliminate payments to Note Holders. See "Risk Factors."

ORIGINATION OR ACQUISITION AND SERVICING OF CONTRACTS

         The Corporation has entered into a Servicing Agreement with the Servicing Company, to provide all services in connection with Contact origination or acquisition and servicing. which agreement may be terminated by either party without cause upon 15 days' notice. See "Risk Factors." Because the Servicing Company must operate within the guidelines established by the Corporation, all management and operational decisions made by the Servicing Company will be the same as would be made if the Corporation made such decisions directly. No funds of the Corporation are deposited or kept in any account commingled with funds of the Servicing Company or any other person or entity. See "Business - Relationship with Servicing Company."

         ORIGINATION OR ACQUISITION

         The process starts when the credit application from the Borrower is received. An investigator will review the application and obtains the applicant's credit bureau and other information.

         Contract origination or acquisition guidelines include Employment History, Income, Time at Residence, Debt to Income Ratio, Bankruptcies, Child Support, Repossessions, Liens/Judgments, Previous Delinquencies, Collection and Charge Offs, Co-Buyers and Co-Signers. The Corporation uses the following factors for determining the amount to finance under a Contract: Loan Value, Age and Condition of the Home, Maximum Number of Months Financed and Pricing.

         When this process is complete, an application will be approved unconditionally or with conditions, such as adjustments to the interest rate, down payment, maximum loan to value, co-maker or other significant conditional criteria.

         Prior to closing the funding, the Corporation reviews the financing to determine the following: (i) all required documentation has been included, (ii) the math is correct, (iii) the regulatory requirements have been satisfied, (iv) the amount financed does not exceed the maximum loan allowed, and (v) any conditions imposed have been satisfied. The Corporation will contact the insurance carrier to confirm insurance.

         SERVICING

         Billing. The Servicing Company generates bi-monthly statements which are sent to the borrower.

         Collections. The Corporation has established certain collection guidelines, which guidelines will not necessarily be followed in all cases and which are subject to modification at any time.

         When a delinquency occurs, a Collector will make a call by the first day of the delinquency. By the third day of delinquency, if the account has not been brought current, the Collector will personally visit the delinquent borrower. If the borrower is unable to make all required payments on a current basis, the Collector may make reasonable payment arrangements to cure the delinquency. If all of these collection processes are not successful, the repossession process commences immediately.

         Repossessions and Resale Department. Either the borrower voluntarily agrees to vacate the Home, or an attorney is contacted to effect an involuntary repossession. The Home will be renovated as necessary and sold in its then current location, if possible.

         CERTAIN LAWS, RULES AND REGULATIONS AFFECTING COLLECTION ACTIVITIES

         Repossession; Notice of Sale; Redemption Rights. In the event of default by Home purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code (the "UCC"), except where specifically limited by other state laws, including the right to repossession through self-help. The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the debtor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The debtor has the right to redeem the collateral prior to actual sale by paying the secured party the delinquent principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or by payment of the unpaid balance.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         Consumer Protection Laws. Numerous Federal and state consumer laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z," the Texas Consumer Credit Code, state adaptations of the National Consumer Act and the Uniform Consumer Credit Code, and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under Federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Contracts and in some cases could result in additional liability on the part of the Contract holder.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the UCC, other state statutes or the common law, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the Seller to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor under the contract, and the possible forfeiture of any balance remaining due thereunder from the debtor.

         Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Corporation, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related financed Home may assert against the seller of the Home. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Contract.

         Other Limitations. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral and/or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Federal Bankruptcy Code, a court may prevent a lender from repossessing a mobile home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the Home at the time of bankruptcy, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

         Transfers of Homes. The Contracts prohibit the sale or transfer of the Home securing a Contract without the Corporation's consent and permit the Corporation to accelerate the maturity of the Contract upon a sale or transfer without its consent. The Corporation will not consent to a sale or transfer and will require prepayment of the Contract.


SALE OF CONTRACTS

                  The Corporation may from time to time sell blocs of Contracts which it originates to other lenders. The Corporation does not anticipating so selling such Contracts until at least twelve (12) months after the origination date.


FLOOR PLAN FINANCING

         The Corporation may provide financing to Dealers for Homes held for resale to Home purchasers, called floor plan financing. The Corporation anticipates that the financing will be at effective interest rates ranging from 14% to 24% (the A.P.R. may be less, but the effective rate includes additional interest payments in the form of points or similar charges allowed by law), with maturaties ranging from one to two years. The Corporation does not anticipate lending more than One Hundred Thousand Dollars ($100,000) to any one dealer.


OTHER BUSINESS SEGMENTS

         The Corporation may also: (1) purchase, refurbish (if necessary) and lease or sell new or used Homes; (2) buy and improve land for development of mobile home parks (the "Parks"), or provide financing to others for such purpose; (3) buy and sell Parks; and (4) purchase other sub-prime financial companies in the mobile home lending business. As of the date of this Prospectus, the Corporation has no understandings or agreements with any third party to engage in such activities. The Corporation anticipates that it will only engage in such activities if it becomes aware of favorable opportunities in such segments in connection with its financing activities described above, and an appropriate amendment to this Registration Statement will be filed in connection therewith if this offering has not closed.


MARKETING

         The Corporation anticipates that it will not have to engage in any significant marketing activities because of the anticipated high demand for the financing it provides and the lack of significant competition to provide such financing. However, the Corporation intends to contact

Dealers throughout Florida to advise them of the availability of the Corporations financing program.


CHANGES IN PROGRAMS, PRODUCTS, POLICIES AND PROCEDURES

         Factors such as increased competition in the industry and other industry trends described above, as well as other reasons, may cause the Corporation from time to time to review and change its financing programs, products and services offered, and other business policies and procedures. To the extent there are future changes in these areas, the Corporation may originate or acquire Contracts or be subject to other circumstances which may increase the risk of loss to Note Holders. The Corporation will continually review these areas and reserves the right to change any criteria related thereto described herein or otherwise as it deems appropriate. See "Risk Factors."


REGULATION

         The Corporation's business is subject to regulation and licensing under various federal, Florida and local statutes, regulations and ordinances. These laws, rules and regulations: (i) limit the interest rate and other charges that may be imposed by, or prescribe certain other terms of, the Contracts that the Corporation purchases; and (ii) define the Corporation's rights to repossess and sell collateral. There is no assurance that the consumer finance laws under which the Corporation operates will not become more restrictive, which could reduce the Corporation's cash flow and thereby its ability to make payments on the Notes.

         The Corporation is required to be licensed by the State of Florida to conduct its Finance Activities.

         The Corporation is subject to numerous federal laws, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act and the rules and regulations promulgated thereunder, and certain rules of the Federal Trade Commission. These laws require the Corporation to provide certain disclosures to applicants, prohibit misleading advertising and protect against discriminatory financing or unfair credit practices. The Truth in Lending Act and Regulation Z promulgated thereunder require disclosure of, among other things, the terms of repayment, the final maturity, the amount financed, the total finance charge and the annual percentage rate charged on each retail installment contract. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants (including retail installment contract obligors) on the basis of race, color, sex, age or marital status. Under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the objection. The Fair Credit Reporting Act requires the Corporation to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. The rules of the Federal Trade Commission limit the types of property a creditor may accept as collateral to secure a consumer loan and its holder in due course rules provide for the preservation of the consumer's claim and defenses when a consumer obligation is assigned to a subject holder. The Credit Practices Rule of the Federal Trade Commission imposes additional restrictions on loan provisions and credit practices.


RELATIONSHIP WITH SERVICING COMPANY

         SERVICING AGREEMENT

         The Corporation has entered into a Servicing Agreement with the Servicing Company, to provide all services in connection with Contact origination or acquisition and servicing. which agreement may be terminated by either party without cause upon 15 days' notice. See "Risk Factors." Because the Servicing Company must operate within the guidelines established by the Corporation, all management and operational decisions made by the Servicing Company will be the same as would be made if the Corporation made such decisions directly. No funds of the Corporation are deposited or kept in any account commingled with funds of the Servicing Company or any other person or entity.

         A potential conflict of interest concerning loan origination and acquisition may arise because it is anticipated that the Servicing Company will provide similar services to future entities ("Affiliated Entities") formed by Management and their affiliates which are engaged in businesses similar to that of the Corporation. Any such conflicts will be resolved on a subjective, case-by-case basis in a manner in which Management believes to be in the best interest of each entity.

         The Corporation will pay the Servicing Company actual cost plus twenty percent (20%) for services rendered. If the Servicing Company provides similar services to future Affiliated Entities, loan servicing costs will be apportioned based upon the number of Contracts held by each entity, and acquisition or disposition costs will be paid directly by each entity based upon the number of Contracts related thereto.

         As of the date of this Prospectus, only Mr. Sutter and his assistant are employed by the Servicing Company. Additional administrative employees will be hired as necessary.


EMPLOYEE

         As of the date of this Prospectus, there was only one (1) employee of the Corporation, Mr. Sutter. Management believes that it has an excellent relationship with its employee. Its employee is not represented by a collective bargaining agreement.

PROPERTIES

         The Corporation's executive offices are located at 12408 North Florida Ave., Tampa, Florida. The office is leased from an Affiliate on a month to month basis for $2200 per month, including utilities and taxes.


                                   MANAGEMENT

         Set forth below is certain information concerning the sole officer, director and key employee of the Corporation and the Servicing Company. The sole director serves for a term of one year until the next annual meeting of the Corporation, and until his successor(s) are elected and qualified.


           NAME                                POSITION                                           AGE
           ----                                --------                                           ---

           Anthony A. Sutter                   President, Chief Executive Officer,                45
                                               Secretary, Treasurer and Sole Director


         ANTHONY A. SUTTER, age 45, has been the President, Chief Executive Officer, Secretary, Treasurer and Sole Director of the Corporation and the Servicing Company since their inception. He has also been the sole officer and director of Sterling Properties Management, Inc., a Tampa, Florida property management company, since October. 1989. He is also the sole officer and director of four corporations owning mobile home parks in Florida. He received a B.S. degree in Accounting and Economics from St. Louis University, St. Louis, Missouri in 1973. He has been involved in the residential housing business for 25 years, during which time he has owned, managed and operated many properties, including mobile home parks.

         The Corporation does not have a written employment agreement with Mr. Sutter. All compensation paid to Mr. Sutter will be paid by the Servicing Company, based upon available funds, with no other limitation. No compensation has been paid to Mr. Sutter as of the date of this Prospectus.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following relationships and related transactions exist between the Corporation and the Servicing Company:

         Mr. Sutter is President, Chief Executive Officer, Secretary, Treasurer and Sole Director of both the Corporation and the Servicing Company. Mr. Sutter owns the controlling interest in both the Corporation and the Servicing Company.

         The Corporation may sell or lease Homes to affiliates. Any lease will be at Fair Market Value, based upon the Corporation's lease rates to independent third parties, and any sale will be at Fair Market Value based upon NADA wholesale value.

         There is a Servicing Agreement between the Corporation and the Servicing Company. See "Business - Relationship with Servicing Company."

         It is anticipated that the Corporation will lease office space from Halliday Village Mobile Home Park, Inc., a Florida corporation affiliated with Mr. Sutter. See "Business-Properties."


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         Set forth below is certain information as of the date of this Prospectus with respect to any persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation's Common Stock and of the Common Stock owned by the sole officer and director of the Corporation. Because the Notes do not constitute and are not convertible into equity of the Corporation, the percentage of ownership set forth below will not vary as a result of this offering.



                                                                      AMOUNT AND NATURE
                                                                          OF BENEFICIAL
        NAME OF BENEFICIAL OWNER              TITLE OF CLASS                  OWNERSHIP               % OF CLASS
        ------------------------              --------------                  ---------               ----------

Anthony A. Sutter                                 Common                            800                      80%

Judith Estrin, Trustee; Stanley                   Common                            200                      20%
D. Estrin Irrevocable Trust dated 3/16/93

All officers and directors as a                                                   1,000                     100%
group (1 person)                                                                  =====                     ===

----------------------------

         Other than as set forth above, the Corporation is not aware of any other shareholders who beneficially own, individually or as a group, 5% or more of the outstanding shares of Common Stock of the Corporation. Mr. Sutter may be deemed a "founder" or "parent" of the Corporation as such term is defined in the Securities Act of 1933, as amended.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                            AND RESULTS OF OPERATIONS

         The Corporation has no earnings and no significant assets. The Corporation will use the proceeds of this offering primarily to engage in the Financing Activities.


                            DESCRIPTION OF SECURITIES

         The following is a summary of certain provisions of the Note, Security Agreement, Custodian Agreement and Indenture of Trust, which are filed as Exhibits to this Registration Statement. This summary is qualified in its entirety by the terms and conditions of such documents.

NOTES

         The Corporation is offering subscriptions for a maximum of 9,900 Secured Notes (the "Notes") in the principal amount of $1,000 each. The Notes will bear simple interest at the rate of 10.5% per annum, payable interest only monthly, with all principal and accrued interest, if any, due on July 30, 2002. Interest is calculated on the basis of a 365-day year (the "Calculation Basis") but is paid in 12 equal monthly installments, regardless of the number of days in each month (the "Payment Basis"), with any difference between interest determined on the Calculation Basis and the Payment Basis paid in the final installment due under the Notes. The Corporation will use the proceeds of this offering primarily for the Financing Activities. See "Sources and Uses of Proceeds." The Notes will be secured by a first lien on the assets ("Assets") acquired with the proceeds of the offering or other Assets ("Replacement Assets") acquired with funds obtained from the repayment, sale or refinancing of such Assets. (The Assets and the Replacement Assets are collectively referred to herein as the "Collateral.") The Notes are prepayable in whole or in part at any time without premium or penalty.

         The sole sources of payment of interest on the Notes will be cash flow generated from operations, the proceeds of this offering in an amount not to exceed $1,039,500, any other cash flow of the Corporation not otherwise pledged as security for other obligations of the Corporation, of which there is not anticipated to be any, capital contributions or loans of the shareholders, or operational borrowings obtained from third party lenders. See "Sources and Uses of Proceeds." Shareholders and their affiliates are under no obligation to make capital contributions or loans to the Corporation. The Corporation has no commitment to obtain loans from third party lenders, and there is no assurance that such loans could be obtained. See "Risk Factors." The sole sources of repayment of principal and accrued interest on the Notes at the end of their term will be cash flow generated from operations, a refinancing of the Notes, a sale of the Collateral which is pledged as security for the Notes, proceeds from the repayment of the Contracts or other income generating assets which are pledged as security for the Notes not used to originate or acquire additional Contracts, loans or capital contributions from the shareholders, although the shareholders are under no obligation to do so, or proceeds of future securities offerings, if any.

         The Corporation reserves the right to sell additional notes or equity interests in a public offering or in an offering exempt from registration under federal and state securities laws to provide additional financing for the Corporation. There is no assurance that any such offering would be undertaken or successful. If sufficient funds are not available from any of such sources, the repayment of all or part of the interest or principal on the Notes may be delayed or never be made. See "Risk Factors."

         There is no sinking fund for payment of principal or interest on the Notes. Neither the Notes, nor any other obligations of the Corporation, have cross-default provisions.

         The price, amount of, and interest rate on the Notes to be offered have been established arbitrarily by the Corporation and may bear no relationship to its assets or to the earning potential of the Contracts or the Corporation. NOTE HOLDERS WILL NOT ACQUIRE OR OBTAIN ANY BENEFITS WHICH MIGHT ACCRUE THROUGH AN EQUITY INTEREST IN THE CORPORATION BY HIS PURCHASE OF NOTES.

SECURITY AGREEMENT

         Under the Security Agreement, the Corporation has granted the Note Holders through the Trustee a security interest (the "Security Interest") in and to all of the following: The assets ("Assets") acquired with the proceeds of the offering or other Assets ("Replacement Assets") acquired with funds obtained from the repayment, sale or refinancing of such Assets, including all rights to receive payments thereunder and security interests in and instruments of title, whether now owned or hereafter acquired, all funds in the following bank account: Barnett Bank - Account #1408067369; all proceeds of the offering pursuant to the Registration Statement of Corporation declared effective by the Securities and Exchange Commission on _______________, 1997 (the "Registration Statement"); and in all products thereof and all cash and non-cash proceeds of any of the foregoing, in any form, including, without limitation, proceeds of insurance policies from the loss thereof, assignments or other documents and instruments located in a separate, segregated, locked file cabinet marked "Cabinet A Sterling Financial Services of Florida - I, Inc. - Secured Notes" in the possession, custody and control of the Trustee as described in the Security Agreement and the Indenture of Trust (all of the foregoing hereinafter called the "Collateral"); provided, however, that the security interest granted hereunder is subject to the conditions and limitations set forth in the Registration Statement below and the Security Agreement, and the Collateral may be released to the. Under the Security Agreement, the Corporation is prohibited from pledging the Collateral as security for debts and obligations of the Corporation other than the Notes. The above described file cabinet will not be used for collateral for any other Notes issued or to be issued by the Corporation or its affiliates, and thus the Collateral securing the Notes is segregated therefrom. Because of such segregation, the Collateral which is security for the Notes can be clearly identified and separated from any other asset of the Corporation, and thus such segregation would be valid in the event the Corporation were to default on the Notes or become the subject of a proceeding under the Bankruptcy law.

         The Collateral may be released to the Corporation upon receipt of an affidavit signed and sworn to by a duly authorized officer of the Corporation that (a) the Corporation has received or anticipates receiving within five (5) business days payment in full from the obligor under the Contract, (b) the Corporation needs the Collateral for repossession or other similar purpose after default on a Contract, or (c) any administrative event for which release for mailing to the State is required under statute, rule, regulation or practice such as change in name of a borrower due to marriage or divorce, change of address, or notation of a subordinate lien. Upon a release of the Collateral pursuant to (c) above, the Corporation or its Agent shall promptly return Collateral to the Trustee upon receipt of the reissued Collateral after the changes have been made by the appropriate state agency.

INDENTURE OF TRUST

         Stanton K. Shultz, Clearwater, Florida, will serve as the Trustee under the Indenture of Trust. From August, 1989 to date, he has been President of Stanton Shultz, CPA, PA, an accounting firm in Clearwater, Florida. From May, 1984, to August, 1989, he was Vice President - Finance of Jones & Hawkins Insurance, Inc., an independent insurance agency in Clearwater, Florida, where he handled all accounting functions. From May, 1982 to April, 1984, he was a business consultant to a computer manufacturer and distributor and was responsible for computerization of the entire company. From June, 1981 to May, 1982, he was an account executive at Merrill Lynch Pierce Fenner and Smith, Inc., a brokerage firm, where he was responsible for providing investment advice to clients. From May, 1976 to May, 1981, he was Controller of Waterbed City, Inc., where he was responsible for all accounting and data processing functions. Mr. Shultz currently has no direct or indirect employment, financial or other relationship with the Corporation or its affiliates, and, as such, is acting as an independent Trustee. Mr. Shultz received a B.S. degree in Accounting from Jacksonville University, Jacksonville, Ohio, in 1975 and a 5th year Accounting Degree from Tampa College, Tampa, Florida, in 1992. Pursuant to the terms of the Indenture of Trust, Mr. Shultz will receive a fee of $500 per year plus reimbursement of actual expenses. In addition, upon the occurrence of an Event of Default under the Trust Agreement or the Security Documents, the Trustee shall receive a fee of $75 per hour for time incurred in rendering his duties as Trustee.

         An Indenture of Trust will be entered into between the Corporation and the Trustee for the benefit of Note Holders. The Trustee will accept title to the Security Agreement on behalf of the Note Holders. The description of the Indenture of Trust set forth below and references to Note Holders will be determined based on the Notes issued to Note Holders. The duties of the Trustee are to hold the Security Agreement, to perform certain obligations in the event of a default in the payment of the principal and interest on the Notes, and to execute and deliver to the Corporation partial or full satisfaction of the Security Agreement upon partial or full repayment of the Notes.

         The following constitute Events of Default under the Indenture of
Trust:

         (1) The failure of the Corporation to make monthly interest payments due under the terms of the Notes;

         (2) The failure of the Corporation to pay the principal of any of the Notes, in full when due, it being expressly understood that a default in the payment of the principal of any note shall constitute a default in all Notes;

         (3) A default in any of the covenants of the corporation contained in the Security Documents or the occurrence of any event upon the happening of which the Notes become due and payable (with or without an election on the part of the Trustee; and

         (4) A default by the Corporation in any of its obligations under the Indenture.

         In the event that an Event of Default has not been cured within thirty
(30) days after written notice of its occurrence has been received by the Corporation, either the Trustee or the holders of any Notes if there is an Event of Default as set forth in subparagraphs (1) or (2) above, or the Trustee and the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding in connection with an Event of Default as set forth in subparagraphs (3) or (4) above, by notice in writing to the Corporation (and to the Trustee if given by the Note Holders), may declare the principal of all of the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything to the contrary notwithstanding.

         If at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of monies due shall have been obtained or entered, the Corporation shall pay all accrued interest upon the Notes and certain other events have occurred, all defaults shall be deemed waived. At any time after the election to declare the principal of all of the Notes due and payable as a result of an Event of Default, the Trustee may institute any action or proceeding at law or in equity (including foreclosure of the Security Agreement) for the collection of sums due and unpaid. Any and all monies collected by the Trustee shall be applied in the following order:

         (1)      To the payment of all costs and expenses of collection;

         (2) To the payment of interest on the Notes, such payments to be made ratably to the persons entitled thereto;

         (3) To the payment of the outstanding principal balance on the Notes, such payments to be made ratably to the persons entitled thereto; and

         (4) The remainder, if any, shall be paid to the Corporation, its successors and assigns or to any other person under an order of court.

         No Note Holder has any right to institute any suit, action or proceeding in equity or at law with respect to the Indenture or the Notes unless such Note Holder previously has given to the Trustee written notice of default and unless the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name and shall have offered to the Trustee payment of the costs, expenses and liabilities to be incurred and the Trustee, for sixty (60) days after receipt of such notice, shall have failed to institute any such action. Notwithstanding the foregoing, if the Event of Default is as specified in paragraph 5(a) or (b) of the Indenture of Trust, the foregoing 25% requirement shall not apply, and such written notice need only be given by any Note Holder. No one or more Note Holders shall have any right to affect or prejudice the rights of any other Note Holder or to seek to obtain priority over or preference to any other such Note Holder, or to enforce any right under the Indenture of Trust or the Notes, except in the manner provided in the Indenture of Trust and for the equal, pro rata and common benefit of all Note Holders. Notwithstanding any provision of the Indenture, however, the right of any Note Holder to receive payment of the principal and interest on such Note, on or after the due date of the principal thereof, or to institute suit for the enforcement of such payment on or after such due date, shall not be impaired or affected without the consent of such Note Holder.

         The Note Holders of a majority in aggregate principal amount of the Notes at any time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee; however, the Trustee has the right to decline to follow any such direction if the Trustee has been advised by counsel that the action may not be lawfully taken or that the action will be unduly prejudicial to the Note Holders not taking part in such direction.

         The Trustee is obligated to mail to the Note Holders notice of the occurrence of an Event of Default within thirty (30) days after it receives notice of such event, unless such event shall have been cured before the giving of such notice.

         The Corporation agrees to indemnify the Trustee for any liability or expense incurred without negligence or bad faith on the part of the Trustee in connection with the administration of the Indenture of Trust.

         The Indenture contains various provisions protecting the Trustee when he acts in good faith in reliance on certificates and other documents supplied by the Corporation and on opinions of the Trustee's counsel.

         The Trustee may resign at any time by giving written notice to the Corporation and to the Note Holders. The Corporation is obligated to appoint promptly a successor Trustee. If no successor Trustee shall have been so appointed within thirty (30) days after the mailing of notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee, or any Note Holder may, on behalf of himself and the other Note Holders, petition any such court for appointment of a successor Trustee. In addition, the holders of a majority of the aggregate principal amount of the Notes at any time outstanding may remove the Trustee at any time and appoint a successor Trustee.

         The Trustee shall act as Custodian of the Collateral for the benefit of Note Holders.

                                  UNDERWRITING

         The Notes are being offered on a "best-efforts" $9,900,000 Maximum Offering through The Notes are being offered on a "best-efforts" basis through Southern Capital Securities, Inc. (the "Managing Dealer") and other Dealers ("Participating Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The Corporation has agreed to indemnify the Managing and Participating Dealers against certain liabilities, including liabilities under the Securities Act of 1933. The Corporation will pay the Managing Dealer 7% of the offering price ($70 per Note), a portion of which may be reallowed to Participating Dealers. The Corporation will also reimburse the Managing Dealer for actual due diligence expenses in an amount up to .5% per Note ($5 per Note) and pay to the Managing Dealer a Non-Accountable Expense Allowance not to exceed 1% of the offering price per Note ($10 per Note) for all Notes sold in the offering, a portion of the foregoing which may be reallowed to Participating Dealers. The Corporation will also pay to the Managing Dealer a Managing Dealer Fee of 2% of the offering price ($20 per Note) for all Notes sold in the offering. Neither the Managing Dealer nor any Participating Dealers are affiliated with the Corporation or the Servicing Company.

         Southern Capital Securities, Inc. is the lead underwriter for this offering and will execute a Managing Dealer Agreement with the Corporation. The Managing Dealer may enter into Selected Dealer Agreements with other broker/dealers, and may reallow a portion of the compensation payable to it for selling the Notes hereunder to such Selected Dealers.

         The Notes are being offered subject to prior sale, withdrawal, cancellation or modification of the offer, including its structure, terms and conditions, without notice. The Corporation reserves the right, in its sole discretion, to reject, in whole or in part, any offer to purchase the Notes.

         The Corporation intends to sell the Notes in this offering only in the states in which the offering is qualified. An offer to purchase may only be made and the purchase of the Notes may only be negotiated and consummated in such states. The Subscription Agreement for the Notes must be executed, and the Notes may only be delivered in, such states. Resale or transfer of the Notes may be restricted under state law. See "Risk Factors - No Market for Notes" and "Transferability of Notes."

         If the Corporation does not terminate the offering earlier, which in the sole discretion of Management it may, the offering of Notes will continue until the Corporation raises an aggregate of $9,900,000, provided that the offering period for all of Notes of the Corporation will not exceed 24 months from the date of this Prospectus.

     The Managing Dealer and the Selected Dealers have agreed in accordance with the provisions of SEC rule 15c2-4 to cause all funds received for the sale of a Note to be promptly deposited with the Corporation upon the receipt of executed Subscription Agreement and the related funds by the participating Dealer by or before noon of the next business day following the sale of said Notes.

                                 INDEMNIFICATION

         Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons the Corporation pursuant to any provisions contained in its Certificate of Incorporation, or bylaws, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                            TRANSFERABILITY OF NOTES

         The Notes will be registered with the Securities and Exchange Commission and the State of Florida. The Notes may be registered or exempt from registration in other states. NO PUBLIC OR OTHER MARKET FOR THE NOTES EXISTS AND THERE CAN BE NO ASSURANCE THAT ONE MAY DEVELOP IN THE FUTURE. No transfers will be permitted of less than the minimum permitted purchase, nor may an investor transfer, fractionalize or subdivide Notes so as to retain less than such minimum purchase. Accordingly, the Notes should be purchased only as an investment to be held to the end of the term of the Notes because Note Holders may not be able to liquidate their investment in the event of an emergency or for any other reason. See "Risk Factors."


                              PLAN OF DISTRIBUTION

         The Notes purchased from the Corporation will be issued as soon as practicable (generally, within three days) after the consummation of sales of Notes under this offering. See "Underwriting."

                                 SALES MATERIAL

         In addition to and apart from this Prospectus, the Corporation may utilize certain sales material in connection with the offering of the Notes. In certain jurisdictions, such sales material may not be available. This material may include information relating to the offering, information brochures, articles and publications concerning the business of the Corporation, as well as a video presentation. Sales material may only be furnished to prospective investors with a copy of the Prospectus or after a copy of the Prospectus has been furnished to a prospective investor.

         Other than as described herein, the Corporation has not authorized the use of other sales material. The offering is made only by means of this Prospectus. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered as part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or said Registration Statement by reference, or as forming the basis of the offering of the Notes which are offered hereby.

                                  LEGAL MATTERS

         The legality of the Notes offered hereby will be passed upon for the Corporation by Michael T. Williams, Esq., individually.


                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending to which the Corporation is a party.


                                     EXPERTS

         The financial statements of the Corporation from January 3, 1997 (date of inception) to January 10, 1997 appearing in this Prospectus and Registration Statement have been audited by Timothy M. Hohl Company P.A., Certified Public Accountant, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                          [THE BALANCE OF THIS PAGE IS
                            INTENTIONALLY LEFT BLANK]

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS


                                TABLE OF CONTENTS


       Report of independent auditor                                            F-2

       Balance Sheet, December 31, 1996                                         F-3

       Statement of Stockholder's Equity                                        F-4

       Statement of Cash Flows                                                  F-5

       Notes to Financial Statements                                            F-6

                          TIMOTHY M. HOHL COMPANY P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS

4104 W. LINEBAUGH AVENUE, SUITE 201            MEMBERS OF:
TAMPA, FLORIDA 33624                               AMERICAN INSTITUTE OF CPA'S
(813)960-9803 FAX (813)960-9802                    FLORIDA INSTITUTE OF CPA'S
                                                   SEC PRACTICE SECTION


                         REPORT OF INDEPENDENT AUDITORS



To the Board of Sterling Financial Services of Florida - I, Inc.

We have audited the accompanying balance sheet of Sterling Financial Services of Florida - I, Inc. as of January 10, 1997 and the related statements of stockholders' equity and cash flows for the period January 3, 1997 (inception) through January 10, 1997. These financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sterling Financial Services of Florida - I, Inc. as of January 10, 1997 and its cash flows for the period January 3, 1997 (inception) through January 10, 1997 in conformity with generally accepted accounting principles


/s/ TIMOTHY M. HOHL COMPANY P.A.

Tampa, FL
January 13, 1997

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                JANUARY 10, 1997




                                     ASSETS

Cash                                                                     $1,000
                                                                         ------

Total Assets                                                             $1,000
                                                                         ======



                                 LIABILITIES AND
                              STOCKHOLDERS' EQUITY

Liabilities                                                              $   -0-

Stockholders' Equity
    Paid in Capital                                                          900
    Common Stock,
       $.01 par value, 7,500 shares
       authorized, 1,000 shares
       issued and outstanding                                                100
                                                                          ------
Stockholder's equity                                                       1,000
                                                                          ------

Total Liabilities and
   Stockholders' Equity                                                   $1,000
                                                                          ======

                        STATEMENT OF STOCKHOLDER'S EQUITY
         FOR THE PERIOD JANUARY 3, 1997 (Inception) TO JANUARY 10, 1997

                            Common Stock
                         -------------------        Paid in        Total
                         Shares        Value        Capital        Value
                         ------        -----        -------        -----
January 3, 1997
(Inception)               -0-           -0-           -0-             -0-

January 10, 1997          100          $100          $900          $1,000
                          ---          ----          ----          ------

Balance, January
10, 1997                  100          $100          $900          $1,000
                          ===          ====          ====          ======


See notes to financial statements.

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
         FOR THE PERIOD JANUARY 3, 1997 (Inception) TO JANUARY 10, 1997




CASH FLOWS FROM OPERATING ACTIVITIES                         $  -0-

CASH FLOWS FROM INVESTING ACTIVITIES                            -0-

CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of Common Stock                                  1,000
                                                             ------

NET INCREASE IN CASH AND CASH EQUIVALENTS                     1,000

CASH AND CASH EQUIVALENTS, BEGINNING                            -0-
                                                             ------

CASH AND CASH EQUIVALENTS, ENDING                            $1,000
                                                             ======


See notes to financial statements.

                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Sterling Financial Services of Florida - I, Inc. (the "Company") was incorporated under the laws of the state of Florida on January 3, 1997. The Company is considered to be in the development stage as defined in Financial Accounting Standard No. 7.

The Company intends to be primarily in the business of offering a unique package of financial services to the sub-prime mobile home industry, including originating, purchasing and refinancing for its own account retail mobile home installment sale contracts (the "Contracts") created in connection with primarily used as well as some new mobile homes.

No statement of operations has been included, since there were no operational activities, other than the issuance of common stock.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
Accounting records of the Company and financial statements are maintained and prepared on the accrual basis.

Year End
The Company's year end for financial reporting and tax purposes is December 31.

Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


NOTE D - PROPOSED SECURED NOTE OFFERING

The Company intends to offer subscriptions for a maximum of 9,900 Secured Notes in the principal amount of $1,000 each. The Notes will bear simple interest at 10.5% per annum, payable interest only monthly, with all principal and accrued interest, if any, due on July 30, 2002. The Notes will be secured by a first lien on the assets acquired with the proceeds of the offering or other assets acquired with funds obtained from repayment, sale or refinancing of such assets. The Notes are prepayable in whole or in part at any time without premium or penalty.

The Secured Notes are being offered on a "best-effort" basis. There is no minimum offering for the Notes.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


                                                                 Maximum
                                                                 -------
                                                                Offering
                                                                --------
*SEC Registration Fee                                        $  3,000.00
*NASD Registration Fee                                          1,490.00
*Legal Fees and Expenses                                       50,000.00
*Accounting Fees and Expenses                                  35,000.00
*Blue Sky Qualification                                        35,000.00
Other Organization and Offering Expenses                        5,000.00
Printing and Engraving Fees and Expenses                       10,000.00
Due Diligence Reimbursement                                    49,500.00
Non-Accountable Expense Allowance                              99,000.00
Miscellaneous                                                  19,010.00
                                                             -----------
Total                                                        $297,000.00

ITEM 14:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida General Corporation Law permits indemnification by the Corporation of any director, officer, employee or agent of the Corporation or person who is serving at the Corporation's request as a director, officer, employee or agent of another corporation, or other enterprise, as set forth in the statute which appears on the next page.

         The Corporation's Articles of Incorporation and Bylaws provide that the Corporation shall, to the fullest extent permitted by the laws of the State of Florida, indemnify any director, officer and employee of the Corporation against expenses incurred by such person by reason of the fact that he serves or has served the corporation in such capacity.

         The Corporation's Bylaws provide that the Corporation shall, to the fullest extent permitted by the laws of the State of Florida, indemnify each officer or director against expenses (including attorney's fees), judgments, taxes, fines and amounts paid in settlement incurred by him in connection with, and shall advance expenses (including attorney's fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) through which he is, or is threatened to be made, a party by reason of his being a director or officer of the Corporation, or his serving or having served at the request of the Corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Indemnification under the Corporation's Articles of Incorporation and Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

ITEM 15:  RECENT SALES OF UNREGISTERED SECURITIES

         Since its organization in January, 1997, the Corporation has not sold any unregistered securities.



     ITEM 16:  EXHIBITS

         *1.1  Form of Managing Dealer Agreement

         *1.2  Form of Selected Dealer Agreement

        **1.3  Subscription Agreement

         *3.1  Articles of Incorporation

         *3.2  Bylaws

        **4.1  Form of Note

        **4.2  Form of Security Agreement and Collateral Assignment

        **4.3  Form of Custodian Agreement

        **4.4  Form of Indenture of Trust

         *5.1  Opinion regarding legality (including Consent)

       **10.1  Dealer Agreement

       **10.2  Servicing Agreement

       **10.3  Contract Acquisition Agreement

          *23  Consent of Accountants

          *27  Financial Data Schedule (for SEC use only)

-------------------------
 *   Filed herewith
**   To be filed by amendment

         All other schedules are omitted because they are not required or the information is otherwise included in the financial statements.


ITEM 17:  UNDERTAKINGS

         The undersigned Registrant hereby undertakes to provide at the closing certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its certificate of Incorporation, or bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For the purpose of determining any liability under the Securities act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                      LIST OF CONSENTS REQUIRED BY RULE 435

The consent of Michael T. Williams, Esquire to the reference to said attorney in the Prospectus constituting a part of this Registration Statement and to the use of his opinion as an exhibit to this Registration Statement is included in the opinion of said firm (Exhibit 5).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on the 6th day of February, 1997.

                                    STERLING FINANCIAL SERVICES
                                    OF FLORIDA - I, INC.
                                    a Florida corporation



                                    By: /s/ Anthony A. Sutter
                                        --------------------------------------
                                        Anthony A. Sutter
                                        President, Chief Executive Officer,
                                        Secretary, Treasurer and Sole Director
                                        Principal Executive Officer
                                        Principal Financial Officer and
                                        Principal Accounting Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Name                           Position                                       Date
----                           --------                                       ----

/s/ Anthony A. Sutter          President, Chief Executive Officer,            February 6, 1997
---------------------          Secretary, Treasurer and Sole Director
Anthony A. Sutter

                                INDEX TO EXHIBITS



     EXHIBIT NO.  DESCRIPTION
     -----------  -----------

            *1.1  Form of Managing Dealer Agreement

            *1.2  Form of Selected Dealer Agreement

           **1.3  Subscription Agreement

            *3.1  Articles of Incorporation

            *3.2  Bylaws

           **4.1  Form of Note

           **4.2  Form of Security Agreement and Collateral Assignment

           **4.3  Form of Custodian Agreement

           **4.4  Form of Indenture of Trust

            *5.1  Opinion regarding legality (including Consent)

          **10.1  Dealer Agreement

          **10.2  Servicing Agreement

          **10.3  Contract Acquisition Agreement

             *23  Consent of Accountants

             *27  Financial Data Schedule (for SEC use only)
-------------------------
 *   Filed herewith
**   To be filed by amendment